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                                                                EXHIBIT 10(l)

         AGREEMENT made as of the 28th day of November, 1995, by and between CBS Inc. ("CBS"), a New York corporation, having its principal office at 51 West 52 Street, New York, New York 10019, and PETER LUND ("Executive").

                              W I T N E S S E T H:
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         WHEREAS, Executive has been performing services as President of the
CBS Broadcast Group of CBS pursuant to an agreement between Executive and CBS, made as of February 23, 1995 (the "Existing Agreement"); and

         WHEREAS, CBS desires to secure the services of Executive as President and Chief Executive Officer of CBS and Executive is willing to perform such services, upon the terms, provisions and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, it is agreed upon between CBS and Executive as follows:

         1. This Agreement supersedes, cancels and replaces the Existing Agreement between CBS and Executive in all respects as of the date hereof, except that the compensation arrangement set forth in the Existing Agreement shall be superseded by the compensation arrangements set herein as of January 1, 1996, provided that the bonus payment of $350,000 due Executive in respect of "the first contract year" under paragraph 3(b) of the Existing Agreement shall be paid to Executive in February, 1996.

         2.      (a)      CBS hereby employs Executive, and Executive hereby
accepts employment as President and Chief Executive Officer of CBS for a term cornmencing as of the date hereof and ending December 31, 1999 (the "Employment Term").

                 (b) Executive shall be based in New York City and report directly and only to the

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highest executive officer of Westinghouse Electric Corporation ("Westinghouse")
(currently, Michael H. Jordan) and the Board of Directors of Westinghouse and will act in accordance with the requirement of Law with respect to all CBS and all applicable CBS and Westinghouse subsidiaries engaged in the Broadcasting business. Executive's authority shall include the right to hire and fire all persons employed by CBS and to approve any and all employment and similar agreements relating to such persons in accordance with CBS and Westinghouse personnel policies and practices, including the Westinghouse Compensation Committee Charter.

                 (c) All officers, employees and other personnel of CBS shall report only to Executive either directly or through such channels as Executive in his discretion shall specify. Executive shall have full authority to manage CBS, including its personnel, business and operations in accordance with applicable policies and procedures, including those of the Westinghouse Board.
                 (d) All entities which conduct activities or operations described below and which are owned, operated or controlled in whole or part by Westinghouse or in which Westinghouse has a direct or indirect interest will be treated as if they were part of CBS, and the presidents or other chief executive officers, as applicable, of such entities will report solely to Executive. Without limitation, the foregoing shall apply to any such domestic United States entity, regardless of where it conducts business and any foreign entity which conducts business in the United States, which Westinghouse owns, operates, controls or in which it acquires a direct or indirect interest following the date hereof, and which is engaged, directly or indirectly, in any activity or operation which the CBS Broadcast Group operated or controlled or in which it or any entity related to it had an interest on November 24, 1995. Such activities and operations include, or are deemed to include, with limitation, the following, anywhere throughout the world: (A) television network broadcast

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operations and activities; (B) ownership, management and/or operation of television stations; (C) development, production, co-production, financing, distribution and exploitation of audiovisual works and any elements thereof and derivatives therefrom; (D) the ownership, management and/or operation of radio stations and/or radio networks; and, (E) commercial tie-ups and merchandising.

         3.      (a)      CBS agrees to pay Executive, and Executive agrees to
accept from CBS for his services hereunder, a base salary of $1,700,000 per annum for the first contract year (effective January 1, 1996), $1,950,000 for the second contract year (effective January 1, 1997), $2,200,000 for the third contract year (effective January 1, 1998), and $2,450,000 for the fourth contract year (effective January 1, 1999). Executive's base salary shall be paid bi-weekly or in such other manner as CBS may designate for employees generally.
                 (b) CBS agrees that Executive's Annual Incentive target for each of 1996, 1997, 1998, and 1999 shall be $1,000,000 (100 percent of target), but that Executive shall receive no les than $1,000,000 as his Annual Incentive payment with respect to 1996 (payable in February, 1997) and no less than $600,000 (60 percent of target) as his Annual Incentive payment with respect to each of 1997, 1998, and 1999 (payable in February of 1998, 1999, and 2000, respectively). The precise amount of such payments in respect of 1996, 1997, 1998, and 1999 shall be determined on an annual basis at the sole discretion of the Compensation Committee of the Board of Directors of Westinghouse within the award range of 60% to 200% of target, subject to the foregoing guaranteed minimum payments. The full amount of the Annual Incentive payments may be deferred in accordance with the terms of the Westinghouse Deferred Incentive Compensation Program as in effect from time to time.
                 (c) Executive shall be granted 500,000 options on December 6, 1995 at that day's


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fair market value.  The options will be under and subject to the terms of
Westinghouse's 1993 Long-Term Incentive Plan and the non-qualified option agreement between Executive and Westinghouse, a copy of which is annexed hereto, except to the extent that any of the terms otherwise provided in this subparagraph (c) are more favorable to Executive, in which case such more favorable terms will apply to Executive: 250,000 of the options shall vest after one year from the date of the grant, and 250,000 of the options shall vest after two years from the date of the grant. In the event of Executive's death, however, all previously granted unvested options shall vest effective on the date of Executive's death. An additional 100,000 options will be granted in December, 1998, and shall vest one year from the date of the grant so that said shares shall vest no later than the last business day of December, 1999 pursuant to the non-qualified option agreement with the same terms as the option agreement which is annexed hereto. All of the options granted shall expire ten years from the date of the grant, or upon the termination of Executive's employment with CBS, whichever occurs first, except that in the event of a change in control of Westinghouse, or in the event Executive is terminated without Cause, for disability, or resigns for Good Reason, all unvested options shall vest immediately and all options shall expire two years from the date of termination or ten (10) years from the date of grant, if earlier; if Executive retires, he shall have three years from the date of retirement in which to exercise outstanding vested options or ten (10) years from the date of grant, whichever occurs earlier. Notwithstanding the foregoing, or any other provision in agreement, or the stock option agreements, in the event that Executive should become engaged in a conflict of interest with CBS following the termination of Executive's employment because of retirement, all options shall terminate immediately upon Executive's failure to cure such conflict within fifteen (15) days after receipt of written notice specifying the alleged breach in detail. A


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conflict of interest for the purpose of this paragraph shall be defined by the same standards as a conflict of interest that arises during the course of Executive's employment.

                 (d) In no event will Executive be deemed to be disabled until he has been unable to render all or substantially all of his material duties for a period of twelve (12) consecutive weeks and CBS shall have given him written notice that it considers him contractually disabled. If Executive is given such notice, Executive shall continue to receive as long as he remains so disabled up to December 31, 1999 an amount equal to his base salary (in effect at the time of such notice), reduced by the maximum amount of salary which is insured and paid under the CBS Long Term Disability ("LTD") Plan (or any successor plan thereto). In addition, with respect to the year in which Executive is given such notice, he shall receive a pro rated portion of his minimum Guarantee Annual Incentive payment to the date of such notice, but no further Annual Incentive payments.
                 (e) In the event of the death of Executive, salary payments and Annual Incentive payments to be paid pursuant to this Agreement shall cease immediately. Notwithstanding the foregoing, the estate of Executive, or his designated beneficiary in the case of insurance proceeds, shall receive all salary payments due through the date of Executive's death, a pro rated portion of his minimum guaranteed Annual Incentive payment with respect to the year of death pro rated to the date of death, and all of the proceeds under all insurance plans covering Executive pursuant to Paragraph 4 or successor plans thereto as designated by Executive on an appropriate beneficiary form.
         4.      (a)      Executive shall be included in all plans now existing
or hereafter adopted for the general benefit of CBS Employees, such as investment funds and group medical, disability or other insurance plans and benefits, subject to the provisions of such plans as the same may be in


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effect from time to time.  With respect to pension benefits, Executive is a vested participant in the CBS Pension Plan and shall be entitled to the same benefit accruals as are provided under the CBS Pension Plan (and related supplemental and excess retirement plans) as of November 24, 1995 (including all provisions relating to the calculation and payment of, and eligibility to receive, benefits, with the understanding that the actuarial assumptions for the calculation of the lump sum benefit, may be modified in accordance with applicable law); provided, to the extent that the foregoing pension benefits and any other benefits to which Executive was entitled on November 28, 1995, exceed the benefits payable to Executive under any plan or plans in effect at the time Executive is to receive benefit thereunder, CBS will pay Executive in each instance on a supplemental basis the excess of the benefits to which Executive was entitled on November 28, 1995, over the benefits to which Executive then is entitled. Executive will also participate in other CBS benefit plans in which participation is limited to CBS executives in positions comparable to or lesser than Executive's, and in any Westinghouse benefit plans for which a similar type of CBS plan does not exist or does exist but with benefits that are less than the Westinghouse plan and in which participation is limited to executives in positions comparable to Executive's. To the extent Executive participates in any benefit plan, such participation shall be based upon Executive's base salary and minimum Annual Incentive payment, unless otherwise indicated in the plan document, as in the case of the Supplemental Executive Retirement Plan.

                 (b) At all times during the Term, Executive will be covered under the Universal Life Insurance and disability policies which presently cover Executive.

         5. Executive shall be entitled to four weeks vacation with pay, and vacation shall be governed in accordance with CBS policy.

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         6.      Executive agrees to devote all customary business time and attention to the affairs of CBS, except during vacation periods and reasonable periods of illness or other incapacity consistent with the practices of CBS for executives in comparable positions, and agrees that his services shall be completely exclusive to CBS during the term hereof
         7. Executive acknowledges that he has been furnished a copy of the "Policy Notes from the President" concerning conflicts of interest ("Conflicts Policy"), dated December 13, 1989, and a copy of the "CBS Policy Summary." Executive further acknowledges that he has read and understands all the requirements thereof, and acknowledges that at all times during the Employment Period he shall perform his services hereunder in full compliance with the Conflicts Policy and the CBS Policy Summary and with any revisions thereof or additions thereto.

         8.      (a)      If, during the term of this Agreement, CBS properly
terminates the employment of Executive for Cause, then CBS's obligations hereunder, except pursuant to paragraph 10 (provided that the exception for paragraph 10 shall not apply to any claim, loss, liability, judgment or expense resulting from the Cause for which Executive has been terminated), shall terminate immediately. Nothing herein shall be deemed to affect Executive's entitlement under benefit or other plans in which he participates, it being understood that the construction or termination of such entitlement shall be as provided for in the relevant plan documents. For all purposes of Agreement, "Cause" shall mean on the part of Executive any of the following: (i) rendering business-related services for others, if such violative act is not cured within fifteen (15) days after written notice specifying the alleged breach in detail;
(ii) misappropriating or embezzling assets of CBS or committing an act of fraud or other dishonesty as to CBS, (iii) being convicted in a court of law of committing any other act of misappropriation, embezzlement, fraud or dishonesty; (iv) failure to render material services under this Agreement other than by reason of disability, unless


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such failure is cured within fifteen (15) days after written notice specifying the alleged breach in detail; or (v) intentionally violating material policies and procedures of CBS, which are consistently applied to other executives of CBS and are not inconsistent with this Agreement, after Executive has received written notice that continued violation of such policies could result in his termination.
                 (b) If, during the term of this Agreement, the employment of Executive by CBS should be terminated by CBS other than for Cause (as defined above) or it is terminated by Executive for Good Reason (as hereafter defined) Executive shall immediately receive a lump sum payment in an amount equal to the balance of all base salary payments and minimum Annual Incentive payments called for by this Agreement for the balance of the Employment Term or severance pay in accordance with CBS's present policy, whichever is greater (and in no event shall the amount of such lump-sum payment be less than the sum of one (1) year of base salary at Executive's then-existing rates and the amount of the minimum Annual Incentive payment for the year in which the termination occurs). Notwithstanding the above, if the employment of Executive is terminated by CBS for Cause or by reason of disability or death, this paragraph 8(b) shall not be applicable. The provisions of this paragraph 8(b) shall not affect the right of Executive to receive all base salary payments and a prorated portion of the minimum Annual Incentive payment called for by this Agreement through the date of termination, irrespective of the reason for termination. If the employment of Executive is terminated by CBS for Cause, the provisions of this paragraph 8(b) shall not affect the right of Executive to receive all base salary payments called for by this Agreement through the date of termination.

                 (c) "Good Reason" shall mean a change in control of Westinghouse or any of the following (without the Executive's prior express written consent) which, on written notice received from the Executive, CBS shall not have cured within fifteen (15) days; (A) the repeated failure of





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CBS to pay Executive any compensation or benefits due and owing hereunder (it being agreed that written notice in respect of a repeated failure need be given oly one time); (B) removing the Executive from his title or position as President and Chief Executive Officer of CBS; (C) inserting any other person in the chain of authority between the Executive and the highest executive officer of Westinghouse Electric Corporation, (D) diminishing the Executive's authority for the management and operation of CBS, or (E) diminishing in any substantial way the functions of CBS, provided that this provision shall not be deemed to alter the terms of paragraph 2(d).

         9. CBS and Executive agree that, beginning not later than April 1, 1999, if this Agreement is then in effect, and if both parties desire to continue their relationship, they will engage in good faith discussions looking to an extension of this Agreement, or to a successor employment agreement, to become effective on or before the expiration of this Agreement.

         10. To the fullest extent permitted by the laws of the State of New York, CBS shall protect, indemnify and hold harmless Executive and any entity claiming under or through him from and against any claim, loss, liability, judgment and expense (including reasonable attorneys' fees) arising from or relating to Executive's employment by CBS.

         11. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration held in New York City and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         12. This Agreement contains the entire understanding of the parties with respect to the subject matter thereof, supersedes any and all prior agreements of the parties with respect to the subject matter thereof and cannot be changed or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their


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respective legal representatives, executors, heirs,
administrators, successors and assigns. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of New York applicable to contracts performed entirely therein. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.
         13. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses above indicated, or at such other address or address they may hereafter designate in writing. Any notice to CBS shall be sent to the attention of the Senior Vice President, Human Resources, with a copy to the General Counsel of CBS. Any notice to Executive also shall be sent in the same manner to:
                                  Franklin, Weinrib, Rudell & Vassallo, P.C.
                                  488 Madison Avenue
                                  New York, New York 10022
                                  Attn: Michael I. Rudell, Esq.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of November 28, 1995.

                          CBS INC.

                          By  MICHAEL H. JORDAN
                            -----------------------------

                              PETER A. LUND
                            -----------------------------
                              Executive


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